UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2008
___________________

SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
___________________

Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 31, 2008, the Board of Directors (the “Board”) of SunPower Corporation (the “Company”) adopted the Key Employee Quarterly Key Initiative Bonus Plan (the “KI Plan”) and amended and restated its Annual Key Employee Bonus Plan (the “KEBP”), in each case to be given immediate effect (subject, in the case of the KEBP, to ratification by an affirmative vote of a majority of the shares entitled to vote at the Company’s 2008 Annual Meeting of the Stockholders of the Company).  Each plan set forth the terms upon which certain bonus awards may be made to eligible participants, which include the named executive officers and other key employees of the Company.

    The KEBP is intended to provide participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company, and permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  The Board has delegated to its Compensation Committee (the “Committee”) the responsibility of selecting participants in the KEBP and determining performance goals, target awards, and the payout formula for actual awards.   As determined by the Committee, the performance goals for any target award applicable to a participant may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares.  The Committee may provide for the adjustment of  any evaluation of performance against the  performance goals to exclude any objective and measurable events specified at the time the performance goals are established, including but not limited to any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) acceleration of amortization of debt issuance costs, (vi) stock-based compensation charges, (vii) purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting, (viii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, and (ix) the related tax effects associated with each of the adjustments listed in clauses (i) through (viii).  Target awards may be expressed as a percentage of the participant’s base salary or a specific dollar amount.  Actual awards are determined at the end of each performance period, which may range from one fiscal quarter to three fiscal years, based on a comparison of the participant’s actual performance to the performance goals.  In addition, progress payments may be made based on a participant meeting certain performance goals within a specified period shorter than and within the performance period.

    The objective of the KI Plan is to provide incentives to key employees of the Company based on quarterly Company milestones and an individual’s performance against set individual key initiatives.  The Company’s executive officers, as well as any other key employees approved by the Company’s Chief Executive Officer, may participate in the KI Plan.  KI Plan target bonuses are set by the Committee (which may delegate this authority  to the officers of the Company provided that executive officer target bonuses must be approved by the Committee).  The Committee may, in its discretion, set maximum caps on the payout amount for KI Plan target bonuses.  Quarterly bonuses under the KI Plan are based on a combination of (a) the participant’s score in achieving certain key initiatives established at the start of such quarter by the participant and his or her supervisor, (b) the Company’s score in achieving certain Company milestones established for such quarter by the Board, and (c) the profit before tax (“PBT”) of the Company at the end of each quarter as compared to the PBT financial target for the Company as determined by the executive officers at the beginning of such quarter.

    In addition to the foregoing, effective as of January 31, 2008, PM Pai resigned as the Chief Operating Officer of the Company.  Mr. Pai was previously identified in the Company’s 2007 proxy statement as one of the Company’s named executive officers.  His responsibilities will be assumed by other officers and employees of the Company until his sucessor is appointed. The Company is undertaking a search for a new Chief Operating Officer, whom it expects will be based in its California headquarters.

    In connection with Mr. Pai’s resignation, the Company and he entered into an agreement (the “Agreement”) pursuant to which Mr. Pai will provide certain services to the Company on a part-time basis through July 31, 2008 to facilitate the transition of responsibilities.  For such services, the Company will pay Mr. Pai $15,333.33 per month, less applicable withholdings, during the first three months of his transition period and $13,800.00 per month, less applicable withholdings, during the final three months of his transition period.  In addition, the Company will continue through December 31, 2008 to pay for Mr. Pai’s existing level of housing and other expenses associated with his residence in the Philippines, and the Company will reimburse Mr. Pai for up to $25,000.00 of relocation costs.  Mr. Pai will continue to receive health insurance benefits as an employee through July 31, 2008, and the Company will provide limited health coverage through December 31, 2008.

    In exchange for a general release by Mr. Pai and his agreement to certain non-competition and other conditions, the Company will pay him an additional $13,800.00 per month, less applicable withholdings, for five months commencing on August 1, 2008 and continuing through December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: February 4, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer